                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                     Safety Components International, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                     Safety Components International, Inc.
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-
   6(i)(3).

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  (4) Proposed maximum aggregate value of transaction:

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                              3190 PULLMAN STREET
                         COSTA MESA, CALIFORNIA 92626

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              SEPTEMBER 25, 1996

                               ----------------

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Safety Components International, Inc. (the "Corporation") will be held at 10:00 o'clock A.M., local time, on September 25, 1996, at The Hotel Inter-Continental, 111 East 48th Street, New York, New York, for the following purposes:

1. To elect one Class I director of the Corporation to hold office for a term expiring at the Annual Meeting of Stockholders occurring in 1999 and until the election and qualification of the Class I director's successor;

2. To approve the Safety Components International, Inc. 1994 Stock Option Plan (the "Plan"), as amended to (i) increase the number of shares of the Corporation's Common Stock subject to the Plan from 400,000 shares in the aggregate to 550,000 shares in the aggregate and (ii) increase the size of the annual formula grant to non-employee directors under the Plan from an option to purchase 1,500 shares of the Corporation's Common Stock to an option to purchase 2,500 shares of the Corporation's Common Stock; and

3. To transact such other business as may properly come before the meeting.

  Only holders of record of the Corporation's Common Stock at the close of business on August 19, 1996 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such Stockholders may vote in person or by proxy.

  STOCKHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                                W. HARDY MYERS

                                                   Secretary

August 23, 1996

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                              3190 PULLMAN STREET
                         COSTA MESA, CALIFORNIA 92626

                               ----------------

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Safety Components International, Inc., a Delaware corporation (the "Corporation"), of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 o'clock A.M., local time, on September 25, 1996, at The Hotel Inter-Continental, 111 East 48th Street, New York, New York, and at any adjournment thereof. The purposes of the meeting are:

1. To elect one Class I director of the Corporation to hold office for a term expiring at the Annual Meeting of Stockholders occurring in 1999 and until the election and qualification of the Class I director's successor;

2. To approve the Safety Components International, Inc. 1994 Stock Option Plan (the "Plan"), as amended to (i) increase the number of shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), subject to the Plan from 400,000 shares to 550,000 shares and (ii) increase the size of the annual formula grant to non-employee directors under the Plan from an option to purchase 1,500 shares of Common Stock to an option to purchase 2,500 shares of Common Stock; and

3. To transact such other business as may properly come before the meeting.

  If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as Class I director of the nominee of the Board of Directors named below; (ii) in favor of the proposal to adopt the Plan, as amended; and (iii) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a stockholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement is August 23, 1996.

                                    VOTING

  Holders of record of Common Stock on August 19, 1996, will be entitled to vote at the Annual Meeting or any adjournment thereof. A majority of outstanding shares as of the record date will constitute a quorum for the transaction of business. As of July 26, 1996 there were 5,025,008 shares of Common Stock outstanding and entitled to vote. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Annual Meeting.

  The favorable vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is necessary to elect the nominee for Class I director of the Corporation, and the favorable vote of a majority of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is necessary to approve the Plan Amendment. Abstentions and broker non-votes will have no effect on the outcome of the proposals set forth above. The Board of Directors recommends a vote FOR each of the proposals set forth above.

                         ITEM 1. ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes. The term of the current Class I director, Mr. DioGuardi, expires at the Annual Meeting; the term of the current Class II directors, Messrs. Suozzi and Torok, expires in 1997 and the term of the current Class III directors, Messrs. Myers and Zummo, expires in 1998. Directors hold office until the Annual Meeting of Stockholders of the Corporation in the year in which the term of their class expires and until their successors have been duly elected and qualified. At each Annual Meeting of Stockholders of the Corporation, the successors to the class of directors whose term expires will be elected for a three-year term.

  Mr. DioGuardi, the nominee for Class I director, is currently serving in that capacity and has indicated his willingness to continue to serve if elected. Unless authority to do so is withheld, the person named in the accompanying proxy will vote the shares represented thereby for such nominee. While it is not anticipated that the nominee will be unable to serve, it the nominee should be unable to act as a director, the persons named in the accompanying proxy may vote for any substitute nominee proposed by the Board of Directors (unless authority to vote for the election of the director is withheld).

NOMINEE AND CONTINUING DIRECTORS

  The following is certain information, as of July 26, 1996, with respect to the nominee for Class I director and with respect to each other director whose term of office continues after the Annual Meeting.

                         NOMINEE FOR CLASS I DIRECTOR
                      (TO BE ELECTED TO SERVE UNTIL 1999)

  JOSEPH J. DIOGUARDI. Age 55, Director since January 1994. Mr. DioGuardi was a member of the United States House of Representatives from 1985 through 1988, representing the 20th Congressional District in Westchester County, New York. Since leaving Congress, Mr. DioGuardi founded and now chairs a non-partisan foundation named "Truth in Government," aimed at promoting fiscal responsibility and budgetary reform. Mr. DioGuardi is an international spokesman for human rights and is Chairman of the Albanian American Civic League. Mr. DioGuardi has 22 years of public accounting experience with Arthur Andersen & Co., serving as Partner from 1972 to 1984. Mr. DioGuardi is also a director of Neurocorp, Ltd., a publicly held corporation in the business of utilizing software, databases and medical devices for the diagnosis and treatment of brain-related disorders. Mr. DioGuardi has informed the Company that he is contemplating seeking the Republican party nomination for a seat in the U.S. House of Representatives. If Mr. DioGuardi runs for and is elected to a seat in the U.S. House of Representatives, he would not continue to serve as a director of the Company.

                              CLASS II DIRECTORS
                      (TO CONTINUE IN OFFICE UNTIL 1997)

  FRANCIS X. SUOZZI. Age 55, Director since 1994. Mr. Suozzi is currently employed as the treasurer and a vice president of Nabisco Holdings Corporation. From March 1994 to March 1995, Mr. Suozzi was a vice president of RJR Nabisco, Inc., involved in financings and acquisitions. Mr. Suozzi is also a director of First Intercontinental Group, an investment banking concern based in Washington, D.C. Prior to forming First Intercontinental Group in 1991, Mr. Suozzi was Regional Director of Corporate Finance for Gruntal & Co., a securities firm headquartered in New York City, from 1988 to 1991. From 1975 through 1984, Mr. Suozzi was a director of Avco Community Developers Inc., a real estate development company which was publicly traded from 1975 to 1978, and was also a director of Nashville City Bank from 1979 to 1982.

  ROBERT J. TOROK. Age 65, Director since February 1994. Until May 1996, Mr. Torok was a Vice President and Partner of Korn/Ferry International, an executive search firm based in New York City, and had served in such position since 1980. Prior to 1980, Mr. Torok was Senior Vice President of Sikorsky Aircraft, a division of United Technologies Corporation, a diversified manufacturing company based in Hartford, Connecticut, where Mr. Torok worked from 1958 to 1980. Mr. Torok has 22 years of experience in engineering, manufacturing and management.

                              CLASS III DIRECTORS
                      (TO CONTINUE IN OFFICE UNTIL 1998)

  ROBERT A. ZUMMO. Age 55, Director since January 1994. Mr. Zummo has served as Chairman of the Board, President and Chief Executive Officer of the Corporation since its inception in January 1994. Mr. Zummo is also the Chief Executive Officer of Valentec International Corporation ("Valentec") and has served in such capacity since 1989. Valentec is a manufacturer of defense related products and parts for the computer and medical industries, and is the owner of approximately 27% of the outstanding Common Stock of the Corporation. From 1985 to 1989, Mr. Zummo was President and Chief Executive Officer of General Defense Corporation, a defense contractor located in Hunt Valley, Maryland, where he previously served as Executive Vice President and Chief Operating Officer from 1983 to 1985. Mr. Zummo has more than 30 years experience in the defense and aerospace manufacturing industries.

  W. HARDY MYERS. Age 32, Director since February 1994. Mr. Myers has served as Chief Financial Officer, Treasurer and Director of the Corporation since its inception. Mr. Myers is also the Chief Financial Officer of Valentec, a position he has held since 1992. Mr. Myers served as Corporate Controller of Valentec from 1990 to 1992. From 1987 to 1990, Mr. Myers was Controller of XEC Leasing Co., an equipment leasing company, in Arlington, Virginia. From 1985 to 1987, Mr. Myers worked for Price Waterhouse. Mr. Myers is a Certified Public Accountant.

                             MEETINGS OF THE BOARD

  During the fiscal year ended March 31, 1996, ten meetings of the Board of Directors were held.

  The Board of Directors has an Audit Committee consisting of Messrs. DioGuardi, Suozzi and Torok. The Audit Committee held one meeting during the fiscal year ended March 31, 1996. The general functions of the Audit Committee includes selecting the independent auditors (or recommending such action to the Board of Directors), evaluating the performance of the independent auditors and their fees for services, reviewing the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, consulting with management, internal auditors, if any, and the independent auditors as to the systems of internal accounting controls, and reviewing the nonaudit services performed by the independent auditors and considering the effect, if any, on their independence. In addition, the Audit Committee is responsible for reviewing, approving and monitoring all agreements and payments between the Corporation and its subsidiaries, on the one hand, and Valentec and its other subsidiaries, on the other hand. See "Relationship Between the Corporation and Valentec."

  The Board of Directors has a Compensation Committee which also acts as a Stock Option Committee, composed of Messrs. DioGuardi, Suozzi and Torok. The Compensation Committee held four meetings during the fiscal year ended March 31, 1996. The general functions of the Compensation Committee includes approval (or recommendation to the Board of Directors) of the compensation arrangements for senior management, directors and other key employees and review of benefit plans in which officers and directors are eligible to participate. The general function of the Stock Option Committee includes a periodic review of the equity compensation plans of the Corporation and the grants under such plans.

  The Board of Directors has no standing nominating committee. During the fiscal year ended March 31, 1996, each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committee(s) on which he served.

                  SECURITY OWNERSHIP OF CERTAIN STOCKHOLDERS

The following table provides information as of July 26, 1996 as to each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's Common Stock:

                                                   AMOUNT AND NATURE PERCENT OF
                 NAME AND ADDRESS                    OF BENEFICIAL     COMMON
               OF BENEFICIAL OWNER                    OWNERSHIP(1)    STOCK(2)
               -------------------                 ----------------- ----------
Valentec International Corporation
 3190 Pullman Street
 Costa Mesa, California 92626.....................     1,379,200(3)    27.45%
Robert A. Zummo (4)
 3190 Pullman Street
 Costa Mesa, California 92626 ....................     1,406,700(5)    27.84%
Cramer Rosenthal McGlynn, Inc.
 707 Westchester Avenue
 White Plains, New York 10604.....................       432,400(6)     8.60%
Fidelity Management & Research Company
 82 Devonshire Street
 Boston, Mass 02109...............................       256,300        5.10%

- --------
(1) This table identifies persons having sole voting and investment power (unless otherwise indicated) with respect to the shares set forth opposite their names as of July 26, 1996, according to information publicly filed or otherwise available to the Corporation.
(2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of July 26, 1996.
(3) Valentec has granted to Citicorp USA, Inc. ("Citicorp"), in connection with a $4 million credit agreement, dated as of March 14, 1996, between Valentec and Citicorp (the "Credit Agreement"), (i) a security interest in all 1,379,200 shares of Common Stock owned by Valentec as security under the Credit Agreement and (ii) an option to purchase for a nominal amount 10,000 shares of Common Stock owned by Valentec. The indebtedness under the Credit Agreement is due and payable on September 15, 1996. While Valentec is currently in discussions with Citicorp to extend the facility, Valentec has informed the Corporation that Valentec is considering various alternatives to generate sufficient funds to repay the loan.
(4) By reason of the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Mr. Zummo, as the majority stockholder of Valentec, may be deemed to beneficially own the shares of Common Stock owned by Valentec.
(5) Includes currently exercisable options to purchase 27,500 shares of Common Stock.
(6) Number of shares beneficially owned by Cramer Rosenthal McGlynn, Inc. ("Cramer"), a registered investment advisor, according to a Schedule 13G filed by Cramer with the Securities and Exchange Commission (the "SEC") in May 1996.
(7) Number of shares beneficially owned by Fidelity Management & Research Co., a registered investment advisor, according to information available to the Corporation.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table provides information as of July 26, 1996 with respect to the Common Stock of the Corporation beneficially owned by each director and nominee (except Mr. Zummo, whose holdings are shown in the preceding table) and each of the Named Executives (as defined under "Executive Compensation" below) other than Mr. Zummo, and by all directors and executive officers as a group (including Mr. Zummo):

                                           AMOUNT AND NATURE      PERCENT OF
       NAME OF BENEFICIAL OWNER         OF BENEFICIAL OWNERSHIP COMMON STOCK(1)
       ------------------------         ----------------------- --------------
Victor Guadagno........................            8,750(2)            *
John L. Hakes..........................            6,250(2)            *
W. Hardy Myers.........................           32,500(3)            *
Paul L. Sullivan.......................           13,750(2)            *
Joseph J. DioGuardi....................            1,125(2)            *
Francis X. Suozzi......................            1,125(2)            *
Robert J. Torok........................            1,125(2)            *
All executive officers and directors
 as a group (consisting of 9 individu-
 als)..................................        1,471,325(4)         28.78%

- --------
*Less than 1%.
(1) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of July 26, 1996.
(2) Represents only currently exercisable options to purchase shares of Common Stock.
(3) Includes currently exercisable options to purchase 27,500 shares of Common Stock.
(4) Includes currently exercisable options to purchase 87,125 shares of Common Stock.

                        SECURITY OWNERSHIP IN VALENTEC

  The following table sets forth information as of July 26, 1996 with respect to the common stock of Valentec beneficially owned by each director of the Corporation, by the Named Executives and by all executive officers and directors of the Corporation as a group. The persons identified in the table have sole voting and investment power with respect to the shares set forth opposite their names.

                                                        NUMBER OF    PERCENT OF
               NAME OF BENEFICIAL OWNER                SHARES OWNED COMMON STOCK
               ------------------------                ------------ ------------
Robert A Zummo........................................  1,602,222      74.18%
Francis X. Suozzi.....................................    457,778      21.19%
Executive officers and directors as a group...........  2,060,000      95.37%

                     EXECUTIVE OFFICERS OF THE CORPORATION

  The following table sets forth the names, ages and all positions and offices with the Corporation held by the Corporation's present executive officers.

                                                 POSITIONS AND OFFICES
          NAME            AGE                        PRESENTLY HELD
          ----            ---                    ---------------------
Robert A. Zummo.........   55 Chairman of the Board, President and Chief Executive Officer
Victor Guadagno.........   56 President, Defense Division--Systems
John L. Hakes...........   56 President, European Automotive Operations
W. Hardy Myers..........   32 Director, Chief Financial Officer, Treasurer and Secretary
Paul L. Sullivan........   50 President, North American Automotive Operations
Richard R. Vande Voorde.   52 President, Defense Division--Galion

  Following is information with respect to the Corporation's executive officers who are not also directors of the Corporation:

  VICTOR GUADAGNO. Mr. Guadagno has served as President of the Defense Division--Systems since the inception of the Defense Division's Systems business in 1994 and served as Vice President/General Manager of Valentec's Wells division from September 1994 until September 1995. Mr. Guadagno joined Valentec in 1986 as Vice President/General Manager of the Product Development Division, and was promoted to Vice President of Corporate Marketing in 1989. Prior to joining Valentec, Mr. Guadagno was President and sole stockholder of Target Research, Inc., a business engaged in the research and development of ammunition for the U.S. Army. Mr. Guadagno began his career as a development engineer with the U.S. Army and has over 35 years of experience in the defense industry, including systems contracting.

  JOHN L. HAKES. Mr. Hakes has served as President of the European Automotive Operations since June 1995. Mr. Hakes has also served as a managing director of Valentec International Limited, the majority owned U.K. subsidiary of Valentec ("VIL"), since June 1995. Mr. Hakes served as the Chief Executive Officer of Thorn Security & Electronics, an international manufacturer of military electronics, fire protection and intrusion control products from 1991 through 1994. From 1986 through 1991, Mr. Hakes served as the Chief Executive Officer of Thorn EMI Electronics, one of the largest electronics supplier to the U.K. Ministry of Defense.

  PAUL L. SULLIVAN. Mr. Sullivan has served as President of the North American Automotive Operations since May 1995, and previously served as Vice President and General Manager of the North American Automotive Division since January 1994, and was Vice President and General Manager of Valentec Wells from July 1993 to January 1994. From July 1992 to July 1993, Mr. Sullivan was Vice President and General Manager of Valentec's Kisco Division, a manufacturer of component parts for large caliber tank ammunition. From December 1990 to June 1992, Mr. Sullivan was plant manager of the Bussman Division of Cooper Industries, a manufacturer of electrical protection component parts. From January 1988 to December 1990, Mr. Sullivan was Operations Manager of Valentec's Kisco Division. Mr. Sullivan has over 25 years of managerial experience in multi-plant operations in the defense and automotive industries.

  RICHARD R. VANDE VOORDE. Mr. Vande Voorde has served as President of the Defense Division--Galion since May 1995 and previously served as Vice President and General Manager of the Corporation's Galion Division since the inception of the Corporation. From 1989 to January 1994 he served as Executive Vice President of Valentec Galion. From 1986 to 1989, Mr. Vande Voorde was Vice President of Finance, Valentec Galion. From November 1983 to June 1986, Mr. Vande Voorde served as Manager of Accounting Operations of Ideal Electric Company, a division of Carrier Corporation which manufactured custom-designed electrical generators. Carrier Corporation is a subsidiary of United Technologies Corporation.

                            EXECUTIVE COMPENSATION

  The following table summarizes the compensation paid to the Chief Executive Officer of the Corporation and each other executive officer of the Corporation who earned in excess of $100,000 for the Corporation's fiscal year ended March 31, 1996 (each person appearing in the table is referred to as a "Named Executive"). The amounts reflected in the table for fiscal year 1994 and for the period during fiscal year 1995 prior to the Corporation's initial public offering in May 1994 (the "Initial Public Offering"), represent an allocation of the total compensation paid by Valentec to the Named Executives based on an estimate of the portion of time spent by the Named Executives on matters relating to the Valentec Automotive Division and Valentec Galion which were transferred to the Corporation immediately prior to the Initial Public Offering (the "Transfer of Assets").

                          SUMMARY COMPENSATION TABLE

                                                                        LONG TERM COMPENSATION
                                                             ---------------------------------------------
                                 ANNUAL COMPENSATION                AWARDS                 PAYOUTS
                         ----------------------------------- --------------------- -----------------------
                                                OTHER ANNUAL RESTRICTED SECURITIES             ALL OTHER
        NAME AND                 SALARY  BONUS  COMPENSATION   STOCK    UNDERLYING    LTIP    COMPENSATION
   PRINCIPAL POSITION    YEAR(1)   ($)    ($)       ($)      AWARDS($)  OPTIONS(#) PAYOUTS($)    ($)(2)
   ------------------    ------- ------- ------ ------------ ---------- ---------- ---------- ------------
Robert A. Zummo,
 Chairman of the Board,   1996   275,000 60,000     7,680(3)      0       10,000        0             0
 President and Chief      1995   250,000 75,000     8,000(3)      0       50,000        0             0
 Executive Officer......  1994   260,847      0         0         0            0        0        34,688

Victor Guadagno,          1996   150,000 25,000     6,231(3)      0       15,000        0             0
 President, Defense       1995   132,212      0     6,000(3)      0       10,000        0             0
 Division-Systems.......  1994    98,558 25,000     6,000(3)      0            0        0             0

John L. Hakes
 President,
 European Automotive
 Operations(4)..........  1996   147,000 46,500         0         0       25,000        0             0

W. Hardy Myers, Chief     1996   132,000 40,000     4,800(3)      0       10,000        0             0
 Financial Officer and    1995   120,000 50,000     6,000(3)      0       50,000        0             0
 Treasurer..............  1994    71,369 44,000    43,970(5)      0            0        0        35,235

Paul L. Sullivan,
 President, North
 American Automotive      1996   145,918 25,000     6,000(3)      0        5,000        0             0
 Operations(6)..........  1995   123,079 25,000     6,923(3)      0       25,000        0             0

- --------
(1) The 1994 fiscal year began on April 28, 1993 and ended on March 31, 1994.
(2) Amounts represent premiums for life insurance.
(3) This amount reflects automobile allowances.
(4) Mr. Hakes joined the Corporation in June 1995.
(5) This amount includes $35,681 of reimbursement for relocation expenses in connection with the relocation by Valentec of its corporate headquarters and $8,289 for automobile allowances.
(6) Mr. Sullivan joined the Corporation in September 1994.

OPTION GRANTS IN LAST FISCAL YEAR

  The following options were granted to the Named Executive Officers during fiscal year 1996 under the Corporation's 1994 Stock Option Plan.

                                         INDIVIDUAL GRANTS
                         -------------------------------------------------
                                                                              POTENTIAL REALIZED
                                                                               VALUE AT ASSUMED
                          NUMBER OF      % OF                                   ANNUAL RATES OF
                         SECURITIES  TOTAL OPTIONS                                STOCK PRICE
                         UNDERLYING   GRANTED TO   EXERCISE                      APPRECIATION
                           OPTIONS   EMPLOYEES IN   PRICE     EXPIRATION        FOR OPTION TERM
          NAME           GRANTED (#)  FISCAL YEAR   ($/SH)       DATE           5%($)    10%($)
          ----           ----------- ------------- -------- --------------    --------- ---------
Robert A. Zummo.........   10,000        12.9%      21.73      May 4, 2000(1)   59,7000   132,500
Victor Guadagno.........   15,000        19.5%      19.75      May 4, 2005(1)   185,000   470,700
John L. Hakes...........   25,000        32.5%      17.13   August 8, 2002(2)   173,500   405,250
W. Hardy Myers..........   10,000        12.9%      19.75      May 4, 2005(1)   123,400   313,800
Paul L. Sullivan........    5,000         6.5%      19.75      May 4, 2005(1)    61,700   156,900

- --------
(1) Becomes exercisable in four equal annual installments beginning
    May 4, 1996.
(2) Becomes exercisable in four equal annual installments beginning
    August 8, 1996

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                 NUMBER OF
                                                SECURITIES         VALUE OF
                                                UNDERLYING        UNEXERCISED
                            SHARES              UNEXERCISED      IN-THE-MONEY
                           ACQUIRED          OPTIONS AT FISCAL OPTIONS AT FISCAL
                              ON     VALUE     YEAR END (#)      YEAR END ($)
                           EXERCISE REALIZED   EXERCISABLE/      EXERCISABLE/
  NAME                       (#)      ($)      UNEXERCISABLE     UNEXERCISABLE
  ----                     -------- -------- ----------------- -----------------
Robert A. Zummo...........     0        0      12,500/47,500    40,000/120,000
Victor Guadagno...........     0        0       2,500/22,500    10,000/30,000
John L. Hakes.............     0        0           0/25,000         0/0
W. Hardy Myers............     0        0      12,500/47,500    50,000/150,000
Paul L. Sullivan..........     0        0       6,250/22,750    25,000/75,000

EMPLOYMENT AGREEMENTS

  Mr. Zummo serves as President and Chief Executive Officer of the Corporation pursuant to a five-year employment agreement which became effective upon the consummation of the Initial Public Offering. The employment agreement provides that Mr. Zummo will allocate at least 80% of his working time, attention and energies to the affairs of the Corporation. Mr. Zummo's base salary for the first year of the term was $250,000, subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, the employment agreement provides for an annual incentive bonus. The Corporation's Compensation Committee approved a bonus to Mr. Zummo of $60,000 for fiscal year 1996 based on Mr. Zummo's performance during that year. In the event Mr. Zummo's employment is terminated without "Cause" (as defined in the employment agreement), the Corporation is required to pay Mr. Zummo an amount equal to his full salary and benefits and incentive bonus in effect for the year immediately preceding termination for the remainder of the full term. If Mr. Zummo's employment is terminated by the Corporation in connection with a "Change of Control" (as defined in the employment agreement), the Corporation is required to pay Mr. Zummo an amount equal to two times his full salary and bonus in respect of the year immediately preceding termination.

  Mr. Guadagno serves as President, Defense Division-Systems pursuant to a two-year employment agreement which became effective in September 1994. Mr. Guadagno's base salary for the first year of the term was $150,000, and is subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, the employment agreement provides for an annual incentive bonus. The Corporation's Chief

Executive Officer recommended, and the Compensation Committee approved, a bonus to Mr.Guadagno of $25,000 for fiscal year 1996 based on Mr. Guadagno's performance during that year. In the event Mr. Guadagno's employment is terminated without "Cause" (as defined in the employment agreement), the Corporation would be required to continue to pay Mr. Guadagno's full salary for a period of twelve months from the time of termination. In addition, if Mr. Guadagno's employment agreement is not renewed by the Corporation after the expiration of the initial two-year term other than for Cause, the Corporation would be required to continue to pay Mr. Guadagno's full salary for a period of six months from the time of termination.

  Mr. Hakes serves as President, European Automotive Operations pursuant to an employment agreement (the "Hakes Employment Agreement") which became effective in June 1995. The agreement has an initial term of one year and may be terminated thereafter on twelve months' notice by either the Corporation or Mr. Hakes. Mr. Hakes' base salary for the first year of the term is (Pounds)95,000, and is subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, the Hakes Employment Agreement provides for an annual incentive bonus. The Corporation's Chief Executive Officer recommended, and the Compensation Committee approved, a bonus of (Pounds)30,000 for Mr. Hakes for fiscal year 1996. If Mr. Hakes' employment is terminated by the Corporation in connection with "a change in control" (as defined in the employment agreement), the Corporation is required to pay Mr. Hakes an amount equal to his full salary effective on the date of the change in control for a period of one full year. Pursuant to the Hakes Employment Agreement, Mr. Hakes also provides services to VIL in return from compensation paid by VIL.

  Mr. Myers serves as Treasurer and Chief Financial Officer of the Corporation pursuant to a three-year employment agreement which became effective upon the consummation of the Initial Public Offering. The employment agreement provides that Mr. Myers will allocate at least 80% of his working time, attention and energies to the affairs of the Corporation. Mr. Myers' base salary for the first year of the term was $150,000, and is subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, Mr. Myers' employment agreement provides for an annual incentive bonus. The Corporation's Chief Executive Officer recommended, and the Compensation Committee approved, a bonus to Mr. Myers of $40,000 for fiscal year 1996 based on Mr. Myers' performance during that year. In the event Mr. Myers' employment is terminated without "Cause" (as defined in the employment agreement), the Corporation is required to pay Mr. Myers an amount equal to his full salary and benefits and incentive bonus in effect for the year immediately preceding termination for the remainder of the full term of employment. If Mr. Myers' employment is terminated by the Corporation in connection with a "Change of Control" (as defined in the employment agreement), the Corporation is required to pay Mr. Myers an amount equal to two times his full salary and bonus in respect of the year immediately preceding termination.

  Mr. Sullivan serves as President of the North American Automotive Operations pursuant to a two-year employment agreement which became effective in September 1994. Mr. Sullivan's base salary for the first year of the term was $125,000, and is subject to annual increases at the discretion of the Board of Directors. In addition to the base salary, the employment agreement provides for an annual incentive bonus. The Corporation's Chief Executive Officer recommended, and the Compensation Committee approved, a bonus to Mr. Sullivan of $25,000 for fiscal year 1996 based on Mr. Sullivan's performance during that year. In the event Mr. Sullivan's employment is terminated without "Cause" (as defined in the employment agreement), the Corporation would be required to continue to pay Mr. Sullivan's full salary for a period of twelve months from the time of termination. In addition, if Mr. Sullivan's employment agreement is not renewed by the Corporation after the expiration of the initial two-year term other than for "Cause," the Corporation would be required to continue to pay Mr. Sullivan's full salary for a period of six months from the time of termination.

BOARD OF DIRECTORS

  Directors who are employees of the Corporation receive no compensation, as such, for service as members of the Board. Directors who are not employees of the Corporation receive an annual retainer of $10,000 and an attendance fee of $1,000 for each Board meeting or committee meeting attended in person by that director and $250 for each telephonic Board meeting or committee meeting in which such director participated; provided that fees for in-person meetings of the Board and committees shall not exceed $1,000 per day. All Directors are reimbursed for expenses incurred in connection with attendance at meetings. Effective as of April 1, 1996, the annual retainer for directors who are not employees of the Corporation was increased to $15,000, the attendance fee for each Board meeting or committee meeting attended in person was increased to $1,250 and the fee for each telephonic Board or committee meeting was increased to $300; provided that fees for in-person meetings of the Board and committees shall not exceed $1,250 per day.

STOCK OPTION PLAN

  On January 27, 1994 the Board of Directors of the Corporation adopted, and the stockholders approved, the 1994 Stock Option Plan of the Corporation (as previously defined, the "Plan"). The Board of Directors of the Corporation adopted amendments to the Plan on May 4, 1996 and July 29, 1996, and the Plan, as so amended, is being submitted to stockholders for approval. The Plan is described under the caption "Approval of the 1994 Stock Option Plan, as amended."

DIRECTORS' OPTIONS

  Each non-employee director currently receives an option to purchase 1,500 shares of Common Stock, vesting in equal installments over a four year period, in each calendar year in which he serves as a director of the Corporation. If the Plan, as amended, is approved, each non-employee director would receive an option to purchase 2,500 shares of Common Stock, vesting in equal installments over a four year period, in each calendar year in which he serves as a director. See "Approval of the 1994 Stock Option Plan, as amended." The exercise price of the shares of Common Stock subject to Options granted to each non-employee director is the fair market value of the shares of Common Stock on the date of grant. Options granted to non-employee directors, with limited exceptions, may only be exercised within ten years of the date of grant and while the recipient of the Option is a director of the Corporation.

               RELATIONSHIP BETWEEN THE CORPORATION AND VALENTEC

  Robert A. Zummo and W. Hardy Myers are officers and directors of Valentec and Robert A. Zummo is a stockholder of Valentec. Under their employment agreements with the Corporation, Messrs. Zummo and Myers are required to spend at least 80% of their working time performing services for the Corporation. The remaining portion of their time is spent performing services for Valentec and they are compensated separately by Valentec and the Corporation for the respective services rendered as employees to each company. Mr. Hakes also provides part time services as a managing director to VIL pursuant to the Hakes Employment Agreement and is paid separately for such services by VIL.

INTERCOMPANY AGREEMENTS

  The Corporation purchases from Valentec metal components for inclusion in its passenger side airbags at prices approved by the Corporation's customers for automotive airbags. Purchases by the Corporation from Valentec for such components during fiscal year 1996 totaled $744,000. Valentec also supplies directly to such customers metal components for inclusion in airbag systems manufactured by such customers.

  Commencing with fiscal year 1996, the Corporation has provided corporate headquarters facilities and executive, financial, accounting and treasury services to Valentec and has charged Valentec for its pro rata portion of those costs. The pro rata share is calculated pursuant to a formula based upon the percentage of time spent by executives of the Corporation on Valentec matters. The Corporate Services Agreement provides for joint purchasing of insurance which is arranged and paid for by the Corporation and for which Valentec reimburses the Corporation for its pro rata share. The Corporate Services Agreement had an initial term of twelve months, subject to renewal each year thereafter and is terminable at the Corporation's option. For fiscal year 1996, the Corporation charged Valentec $659,000 for the foregoing services.

  The Corporation sub-leases space from VIL for its European automotive operations pursuant to a separate sub-lease agreement and facility usage agreement in the U.K. In addition to the lease payments of approximately

(Pounds)70,000 per year under the sub-lease agreement, the facility usage agreement provides for the Corporation to be allocated its pro rata portion of the manufacturing overhead (e.g. utilities, plant security) and general and administrative expenses of the facility (e.g. purchasing, plant accounting). These allocations are based primarily on square footage and on volume of production. The sub-lease and facility usage agreement relating to the European automotive operation each have an initial term expiring in 2003.

  Valentec is and will continue to subcontract the manufacture of certain ammunition and automotive components to the Corporation, subject to the Corporation's manufacturing capacity and certain contractual limitations. Under these subcontracts, the Corporation will be entitled to receive all compensation relating to the manufacture of such components. The amount paid by Valentec to the Corporation under such subcontracts for fiscal year 1996 was $4,257,000.

  Under federal law, the Corporation and certain of its subsidiaries would be subject to liability for the consolidated federal income tax liabilities of the consolidated group during the period when Valentec was the common parent. As part of the Transfer of Assets, Valentec agreed, however, to indemnify the Corporation and such subsidiaries for such federal income tax liability (and certain state and local tax liabilities) that the Corporation or any such subsidiary is actually required to pay. To the extent that Valentec can offset the taxable income generated by Valentec against losses, if any, generated by such subsidiaries for periods prior to the Transfer of Assets, the agreements relating to the Transfer of Assets may benefit Valentec insofar as loss carry-forwards which would otherwise have been available to the Corporation would be utilized by Valentec.

  In connection with the public offering by the Corporation, Valentec and certain other stockholders of an aggregate of 1,725,000 shares of Common Stock consummated in June 1995 (the "1995 Offering"), pursuant to the underwriting agreement relating to the 1995 Offering, the selling stockholders in the 1995 Offering and the Corporation agreed to indemnify each other with respect to certain liabilities, including liabilities under the Securities Act, or contribute to payment that such parties may be required to make in respect thereof.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

PHILOSOPHY AND POLICY

  The Compensation Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Corporation. Under this approach, the attainment of yearly growth in sales and earnings and other short-term targets is compensated through yearly bonuses and long-term performance of the Corporation is rewarded through the grant of stock options under the Plan. The bonuses and stock options are in addition to executives' yearly base salaries, which are determined in a manner to be competitive with companies which are similarly situated to the Corporation.

  The Compensation Committee has determined that yearly bonuses will be awarded to the executive officers primarily based on the Corporation's earnings. The Compensation Committee believes that earnings is an appropriate measure of performance because it promotes the achievement of corporate-wide goals. In determining yearly bonuses, the Compensation Committee also considers outstanding achievement in areas other than the Corporation's earnings. For example, the Corporation has considered the contributions made by its executive officers in diversifying the Corporation's customer base, attaining major new customers, identifying appropriate acquisition candidates and the consummation of significant financing transactions of the Corporation. See "Executive Compensation--Employment Agreements."

  The Compensation Committee believes that, since the long-term performance of the Corporation is reflected in the value of the Corporation's Common Stock, the grant of options is an appropriate method of compensating executives for the long-term performance of the Corporation. The Compensation Committee also believes that the grant of stock options aligns the interest of the executives with those of the Corporation's stockholders. The Compensation Committee determines the recipients of stock option grants and the size of the grants consistent with these principles, and based on the employee's performance and position with the Corporation. The Corporation generally utilizes vesting periods to encourage executives to continue in the employ of the Corporation.

  To date, the Compensation Committee approved the grant of a total of 379,874 Options under the Plan to a number of employees and executives of the Corporation since the Initial Public Offering. These grants were intended to reward employees for their efforts in contributing to the dramatic growth of the Corporation's business and to incentivize the Corporation's employees to continue to contribute to such growth.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  Effective as of the closing of the Initial Public Offering, Mr. Zummo's compensation has been determined pursuant to a five year employment agreement. (See "Executive Compensation--Employment Agreements" above.) Pursuant to such employment agreement, Mr. Zummo was paid a base salary of $275,000 for fiscal year 1996, and his base salary is subject to annual increases at the discretion of the Board of Directors. The level of Mr. Zummo's salary is based on a number of factors, including a review of compensation paid by companies which are similarly situated to the Corporation. The Compensation Committee approved a bonus of $60,000 to Mr. Zummo for fiscal year 1996. In approving the bonus, the Committee took into account, among other things, the Corporation's improvement in operating performance, including the substantial increase in the Corporation's revenues and earnings. The Committee also considered Mr. Zummo's contribution to the progress achieved in accomplishing the Corporation's strategic objectives, including obtaining new airbag business and diversifying the Corporation's customer base, increasing manufacturing capacity through the successful commencement of construction of the new Czech facility and pursuing geographic expansion and strategic partnerships. In addition, in line with the Compensation Committee's philosophy of rewarding long-term performance goals through the granting of stock options, Mr. Zummo was awarded an option to purchase 10,000 shares of Common Stock under the Plan during fiscal year 1996.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation over $1,000,000 paid to the Corporation's Chief Executive Officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Plan complies with these requirements. The Compensation Committee does not believe that the applicable renumeration to be paid to the Chief Executive Officer or such other highly compensated executives will exceed the deduction limit set by Section 162(m).

COMPENSATION COMMITTEE

Joseph J. DioGuardi
Francis X. Suozzi
Robert Torok

PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Corporation's Common Stock for the period from May 6, 1994 (the date the Corporation's stock became publicly traded) through March 31, 1996 with the cumulative total return of the Nasdaq Composite Index (U.S.) and an index of peer companies constructed by the Corporation. Included in the peer group are Arvin Industries, Inc., Breed Technologies Incorporated, OEA Inc., Special Devices, Inc., and Tower Automotive, Inc. The graph assumes that the value of the investment in the Common Stock was $100 on May 6, 1994 and that all dividends were reinvested.




                                                        5/6/94  3/31/95 3/31/96
TOTAL RETURN ANALYSIS                                   ------- ------- -------
Safety Components International........................ $100.00 $163.44 $120.43
Peer Group............................................. $100.00 $ 79.43 $ 83.75
Nasdaq Composite (US).................................. $100.00 $112.93 $132.11


[GRAPH]

          ITEM 2. APPROVAL OF THE 1994 STOCK OPTION PLAN, AS AMENDED

  On January 27, 1994 the Board of Directors of the Corporation adopted, and the shareholders approved, the Plan. The Plan currently provides for the issuance of options (each an "Option") to purchase up to 400,000 shares of Common Stock. Of this total, 375,000 shares are issuable pursuant to either Incentive Stock Options ("ISOs") qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Non-Qualified Stock Options ("NQSOs") granted to officers, key employees and consultants (approximately 30 persons) of the Corporation and 25,000 are issuable pursuant to NQSOs granted to non-employee directors of the Corporation (currently 3 persons). The Plan is designed to provide an incentive to officers, key employees, consultants and non-employee directors of the Corporation by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the Corporation. As of July 26, 1996, Options to purchase 366,374 shares of Common Stock were granted under the Plan to officers, key employees and consultants and Options to purchase 13,500 shares of Common Stock were issued to non-employee directors.

  The Board of Directors believes that increasing the size of the Option to be granted to non-employee directors pursuant to the annual formula grants under the Plan would assist the Corporation in attracting and retaining qualified individuals to serve as directors of the Corporation. In addition, the Board of Director of the Corporation believes that the authorization of additional shares of Common Stock which may be issued pursuant to Options granted to officers, key employees and consultants, as well as non-employee directors under the Plan would assist the Corporation in attracting and retaining qualified employees, consultants and directors. Accordingly, the Board of Directors has approved two amendments to the Plan. On May 4, 1996, the Board of Directors approved an amendment to the Plan which would increase the size of the annual formula grant under the Plan from an Option to purchase 1,500 shares of Common Stock for each non-employee director to an Option to purchase 2,500 shares of Common Stock for each non-employee director. On July 29, 1996, the Board of Directors approved an amendment to the Plan which would increase the aggregate number of shares of Common Stock issuable pursuant to Options granted under the Plan to (i) 510,000 shares pursuant to Options granted to officers, key employees and consultants and (ii) 40,000 shares pursuant to Options granted to non-employee directors. The Board of Directors recommended that the Plan, as amended by such amendments, be presented to the Corporation's stockholders for approval. If the Plan is not approved as so amended, (i) each non-employee director would continue to receive an annual formula grant of an Option to purchase 1,500 shares and (ii) no Options would be granted under the Plan after the Options initially authorized are granted. The increased number of shares of Common Stock subject to the Plan would constitute approximately 11% of the outstanding shares of Common Stock on a fully diluted basis.

  The following is a summary of the material provisions of the Plan. Such summary should, however, be read in conjunction with, and is qualified in its entirety by reference to, the complete text of the Plan, as proposed to be amended, as set forth in Exhibit A to this Proxy Statement.
                         ---------

  Administration of the Plan. The Stock Option Committee of the Board of Directors administers the Plan. The Stock Option Committee has the full power and authority, subject to the provisions of the Plan, to designate participants, grant Options and determine the terms of all Options, except that non-employee directors are granted Options only pursuant to the formula described below. In addition, no participant may be granted NQSOs to purchase more than 100,000 shares in any one fiscal year. The Stock Option Committee is required to make adjustments with respect to Options granted under the Plan in order to prevent dilution or expansion of the rights of any holder. Members of the Stock Option Committee are not eligible to receive Options under the Plan other than pursuant to the formula for non-employee directors. Each member of the Stock Option Committee is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and is an "outside director" as that term is defined for purposes of Section 162(m) of the Code.

  The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board of Directors of the Corporation, but no amendment without the approval of the stockholders of the Corporation shall be made if shareholder approval would be required under
Section 162(m) of the Code, Section 422 of the Code, Rule 16b-3 under the Exchange Act or any other law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Corporation is subject. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of such Option, alter or impair any rights or obligations under any Option theretofore granted.

  Options Issued Under Stock Option Plan. The terms of specific Options are determined by the Stock Option Committee. The per share exercise price of the Common Stock subject to an Option shall not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. However, in the case of an ISO granted to a holder of shares representing at least 10% of the total combined voting power of the Corporation, or of any subsidiary or parent thereof (a "10% Shareholder"), the per share exercise price shall not be less than 110% of the fair market value of the Common Stock on the date of the grant. Each option will be exercisable during the period or periods specified in the option agreement, which will generally not exceed 10 years from the date of grant. Additionally, ISOs must be exercised within 10 years after the date of the grant (within five years, if granted to a 10% Shareholder).

  Upon the exercise of an Option, the Option holder shall pay the Corporation the exercise price plus the amount of the required federal and state withholding taxes, if any. The Plan allows the participant to pay the exercise price (i) in cash, previously owned shares of Common Stock, outstanding Options or any combination thereof or (ii) pursuant to a broker-assisted cashless exercise program, provided in each case that such methods avoid "short-swing" trading profits to the participant under Section 16(b) of the Exchange Act. The Plan also allows participants to elect to have shares withheld upon exercise for the payment of withholding taxes.

  The unexercised portion of any Option granted to an officer or key employee under the Plan will generally be terminated (a) thirty (30) days after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the Option Plan), (ii) retirement or mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) three months after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability; or (d)(i) 12 months after the date on which the optionee's employment is terminated by reason of the death of the employee, or
(ii) three months after the date on which the optionee shall die if such death shall occur during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability. Generally, any Option granted under the Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for award under the Plan.

  Directors' Options. The current Plan provides that each non-employee director who is serving on the Board on December 31 of a calendar year during the term of the Plan will receive an option to purchase 1,500 shares of Common Stock on January 1 of the following year. As amended, the Plan would provide that each non-employee director who is serving on the Board on December 31 of a calendar year beginning in calendar year 1996 during the term of the Plan will receive an option to purchase 2,500 shares of Common Stock on January 1 of the following year. The exercise price of the shares of Common Stock subject to Options granted to each non-employee director shall be 100% of the fair market value of the shares of Common Stock on the date of grant. Options granted to non-employee directors, with limited exceptions, may only be exercised within ten years of the date of grant and while the recipient of the Option is a director of the Corporation. Options granted to non-employee directors terminate (i) upon termination of the director's service as a director of the Corporation for any reason other than mental or physical disability or death, (ii) three months after the date the director ceases to serve as a director of the Corporation due to physical or mental disability or
(iii) (A) 12 months after the date the director ceases to serve as a director due to the death of the director or (B) three months after the death of the director if such death shall occur during the three month period following the date the director ceased to serve as a director of the Corporation due to physical or mental disability. Except as discussed herein, Options granted to non-employee directors are on the same terms and conditions as all other Options granted pursuant to the Plan.

  As of July 26, 1996 the following individuals and groups were granted Options under the Plan in the amounts indicated: Robert A. Zummo (Chairman of the Board, President and Chief Executive Officer): 70,000 shares; Victor Guadagno (President, Defense Division Systems): 30,000 shares; John L. Hakes (President, European Automotive Operations): 35,000; W. Hardy Myers (Director, Chief Financial Officer and Treasurer):

70,000 shares; Paul L. Sullivan (President, North American Automotive Operations): 35,000 shares; Joseph J. DioGuardi (Director): 4,500 shares; Francis X. Suozzi (Director): 4,500 shares; Robert Torok (Director): 4,500 shares; all current executive officers as a group: 240,000 shares; all current non-executive officer directors as a group: 13,500 shares; and all employees, including all current officers, who are not executive officers, as a group:
366,374 shares. As of July 26, 1996, the market value of the Common Stock underlying outstanding Options was approximately $3,703,772.

NEW PLAN BENEFITS

  The following table sets forth the amount of Options which would be granted to the three Non-Executive Officer Directors, as a group, under the Option Plan in each year:

                                  OPTION PLAN

NAME AND POSITION                                   DOLLAR VALUE NUMBER OF UNITS
- -----------------                                   ------------ ---------------
Non-Executive Officer Director Group...............       *       7,500 Shares

- --------
* Options would be granted at 100% of the fair market value of the shares of Common Stock on the date of grant.

FEDERAL INCOME TAX CONSEQUENCES

  Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the benefits awarded under the Plan.

  There will be no federal income tax consequences to employees, directors, consultants or the Corporation on the grant of a NQSO. On the exercise of a NQSO, the employee, consultant or director generally will have taxable ordinary income equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The Corporation will be entitled to a tax deduction in an amount equal to such excess, provided the Corporation complies with applicable reporting and/or withholding rules. Any ordinary income realized by an employee, consultant or director upon exercise of a NQSO will increase his tax basis in the Common Stock thereby acquired. Upon the sale of Common Stock acquired by exercise of a NQSO, employees, consultants and directors will realize long-term or short-term capital gain or loss depending upon their holding period for such stock.

  With respect to NQSOs exercised by officers and directors, unless the optionee elects, within thirty days after the exercise of a NQSO, under the provisions of Section 83(b) of the Code, to be taxed at the time of exercise (in which case he or she will be required to include as ordinary income in the taxable year in which such exercise occurs an amount equal to the excess of the fair market value of such shares at the time of such exercise over the option price), the optionee will recognize ordinary income on the first day that sale at a profit of the stock acquired pursuant to the exercise of the non-incentive stock option would not create liability under the so-called "short swing" profits provisions of Section 16(b) of the Exchange Act. The ordinary income in such case will be the excess, if any, of the fair market value of the shares at such later day over option price. The optionee's holding period will begin on the day on which he or she recognized ordinary income as a result of the exercise of the NQSO.

  An employee, consultant or director who surrenders shares of Common Stock in payment of the exercise price of a NQSO will not recognize gain or loss on his surrender of such shares, but will recognize ordinary income on the exercise of the NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

  With respect to ISOs, no compensation income is recognized by a participant, and no deduction is available to the Corporation upon either the grant or exercise of an ISO. However, the difference between the exercise price of an ISO and the market price of the Common Stock acquired on the exercise date will be included in alternative minimum taxable income of a participant for the purposes of the "alternative minimum tax." Generally, if an optionee holds the shares acquired upon exercise of ISOs until the later of (i) two years from the grant of the ISOs or (ii) one year from the date of acquisition of the shares upon exercise of ISOs, any gain recognized by the participant on a sale of such shares will be treated as capital gain. The gain recognized upon the sale is the difference between the option price and the sale price of the Common Stock. The net federal income tax effect on the holder of ISOs is to defer, other than for alternative minimum tax purposes, until the shares are sold, taxation of any increase in the value of the Common Stock from the time of grant to the time of exercise. If the optionee sells the shares prior to the expiration of the holding period set forth above, the optionee will realize ordinary compensation income in the amount equal to the difference between the exercise price and the fair market value on the date of exercise. The compensation income will be added to the optionee's basis for purposes of determining the gain on the sale of the shares. Such gain will be capital gain if the shares are held as capital assets. If the application of the above-described rule would result in a loss to the optionee, the compensation income required to be recognized thereby would be limited to the excess, if any, of the amount realized on the sale over the basis of the shares sold. If an optionee disposes of shares obtained upon exercise of an ISO prior to the expiration of the holding period described above, the Corporation will be entitled to a deduction in the amount of the compensation income that the optionee recognizes as a result of the disposition, subject to the Company satisfying its withholding and/or reporting obligations.

  If an ISO is exercised by an officer or director of the Company who is subject to the provisions of Section 16(b) of the Exchange Act, such shares of Common Stock will be treated as being subject to a substantial risk of forfeiture within the meaning of Section 83(a) of the Code for the period (if any) after exercise during which Section 16(b) applied. Accordingly, the amount of income includible by the optionee for alternative minimum tax purposes and the amount of ordinary income recognized by the optionee on a disposition of the shares prior to the satisfaction of the holding period rules, discussed earlier, will be determined (and the holding period in such shares will commence) on the date that the Section 16(b) restriction lapses, unless an election is made under Section 83(b) of the Code with respect to such shares.

  If an optionee is permitted to, and does, make the required payment of the option price by delivering shares of Common Stock, the optionee generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an ISO to exercise an Option will be treated as a taxable disposition if the transferred shares have not been held by the optionee for the requisite holding period described above.

  If the Corporation delivers cash, in lieu of fractional shares, or shares of Common Stock to an employee pursuant to a cashless exercise program, the employee will recognize ordinary income equal to the cash paid and the fair market value of any shares issued as of the date of exercise. An amount equal to any such ordinary income will be deductible by the Corporation, provided it complies with applicable withholding requirements.

  Section 162(m) of the Code, which generally disallows a tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and certain other highly compensated employees of publicly held corporations, provides that "performance-based" compensation will not be subject to the $1,000,000 deduction limitation. Since an employer is not entitled to a deduction upon the grant or exercise of an ISO in any event, this provision does not affect the Corporation's tax treatment with regard to ISOs. Options (other than ISOs) granted by "outside directors" under a plan approved by stockholders with an exercise price equal to the fair market value of the underlying stock as of the date of grant are considered performance-based compensation, if certain requirements are met. The Option Plan meets such requirements and, accordingly, income realized by employees with respect to the Option Plan are not subject to the deduction limitation of Section 162(m).

  The Stock Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not required to be qualified under Section 401(a) of the Code.

  The Board of Directors recommends a vote FOR approval of the Plan, as amended.

                  COMPLIANCE WITH THE SECURITIES EXCHANGE ACT

  The Corporation's executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation's review of the copies of such reports it has received, the Corporation believes that all its executive officers and directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them.

                                OTHER BUSINESS

  The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                             STOCKHOLDER PROPOSALS

  Proposals of Stockholders intended to be presented at the next annual meeting of the Corporation's Stockholders must be received by the Corporation for inclusion in the Corporation's 1996 Proxy Statement and form of proxy on or prior to April 20, 1997.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

  The Annual Report to Stockholders of the Corporation for the year ended March 31, 1996 (the "Annual Report") is being furnished simultaneously herewith. Such Annual Report is not to be considered a part of this Proxy Statement. Upon the written request of any stockholder, management will provide, free of charge, a copy of the Corporation's annual report on Form 10-K for the fiscal year ended March 31, 1996, including the financial statements and schedules thereto. Requests should be directed to Secretary, Safety Components International, Inc., 3190 Pullman Street, Costa Mesa, California 92626.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

  The Corporation's financial statements for the fiscal year ended March 31, 1996 have been examined by the firm of Price Waterhouse LLP, independent certified public accountants. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting of Stockholders to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

  The Corporation's Board of Directors intends to review the appointment of independent certified public accountants at a meeting subsequent to the Annual Meeting of Stockholders.

                             COST OF SOLICITATION

  The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. Directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communications. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

  It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                     By Order of the Board of Directors,
                                     W. HARDY MYERS,
                                     Secretary

Dated: August 23, 1996
Costa Mesa, California

                                                                      EXHIBIT A

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                            1994 STOCK OPTION PLAN

SECTION 1. PURPOSE

  The purposes of this Safety Components International, Inc. 1994 Stock Option Plan (the "Plan") are to encourage selected employees, consultants and directors of Safety Components International, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals upon whom, in large measure, the sustained progress, growth, and profitability of the Company depend.

SECTION 2. DEFINITIONS

  As used in the Plan, the following terms shall have the meanings set forth below:

  (a) "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by, controls or is under common control with the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

  (b) "Board" shall mean the Board of Directors of the Company.

  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  (d) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan and composed of not less than two directors, each of whom is both a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" as that term is defined for purposes of Section 162(m) of the Code.

  (e) "Consultant" shall mean any Person who contracts to provide services to the Company as an independent contractor.

  (f) "Fair Market Value" shall mean, with respect to Shares or other securities (i) the closing price per Share of the Shares on the principal exchange on which the Shares are then trading, if any, on such date, or, if the Shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Shares are then listed as a National Market Issue under the NASDAQ National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Shares on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Shares on such date as determined in good faith by the Committee; or (iv) if the Shares are not publicly traded, the fair market value established by the Committee acting in good faith.

  (g) "Incentive Stock Option" shall mean an option granted under Section 6 of the Plan that meets the requirements of Section 422 of the Code or any successor provision thereto.

  (h) "Independent Director" shall mean each member of the Board who is not an employee of the Company or any Affiliate.

  (i) "Key Employee" shall mean any officer, director or other key employee (as determined by the Board) who is a regular full-time employee of the Company or its present and future Affiliates.

  (j) "Non-Qualified Stock Option" shall mean an option granted under Section 6 of the Plan that is not an Incentive Stock Option or an Option granted under
Section 7.

  (k) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

  (l) "Option Agreement" shall mean a written agreement, contract, or other instrument or document evidencing an Option granted under the Plan.

  (m) "Participant" shall mean a Key Employee, Consultant or Independent Director who has been granted an Option under the Plan.

  (n) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

  (o) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation thereto.

  (p) "Shares" shall mean the common stock of the Company, $.01 par value, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 4(b) of the Plan.

  (q) "Ten Percent Stockholder" shall mean a Person, who together with his or her spouse, children and trusts and custodial accounts for their benefit, immediately at the time of the grant of an Option and assuming its immediate exercise, would beneficially own, within the meaning of Section 424(d) of the Code, Shares possessing more than ten percent (10%) of the total combined voting power of all of the outstanding capital stock of the Company.

SECTION 3. ADMINISTRATION

  (a) Generally. The Plan shall be administered by the Committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Option, any stockholder of the Company or any Affiliate, and any employee of the Company or of any Affiliate.

  (b) Powers. Subject to the terms of the Plan and applicable law and except as provided in Section 7 hereof, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Options to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by Options; (iv) determine the terms and conditions of any Option; (v) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares, other Options, or other property, or canceled, forfeited, or suspended, and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instruments or agreements relating to, or Options granted under, the Plan;
(vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

  (c) Reliance, Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, or Options granted thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

SECTION 4. SHARES AVAILABLE FOR OPTIONS

  (a) Shares Available. Subject to adjustment as provided in Section 4(b):

    (i) Limitation on Number of Shares. Options issuable under the Plan are limited such that the maximum aggregate number of Shares which may issued pursuant to, or by reason of, Options is 550,000, of which 510,000 may be issued pursuant to, or by reason of, Options granted to Key Employees and Consultants and 40,000 may be issued pursuant to, or by reason of, Options granted to Independent Directors. Further, no Participant shall be granted Non-Qualified Stock Options to purchase more than 100,000 Shares in any one fiscal year. To the extent that an Option granted to a (A) Key Employee or Consultant or (B) an Independent Director ceases to remain outstanding by reason of termination of rights granted thereunder, forfeiture or otherwise, the Shares subject to such Option shall again become available for award under the Plan to (x) Key Employees and Consultants and (y) Independent Directors, respectively; provided, however, that in the case of the cancellation or termination of a Non-Qualified Stock Option in the same fiscal year that such Non-Qualified Stock Option was granted, both the cancelled Non-Qualified Stock Option and the newly granted Non-Qualified Stock Option shall be counted in determining whether the recipient has received the maximum number of such Options under the Plan for such fiscal year.

    (ii) Accounting for Awards. For purposes of this Section 4, the number of Shares covered by an Option to a (A) Key Employee or Consultant or (B) Independent Director shall be counted on the date of grant of such Option against the aggregate number of Shares available for granting Options under the Plan to (x) Key Employees and Consultants or (y) Independent Directors, respectively.

    (iii) Sources of Shares Deliverable Under Options. Any Shares delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

  (b) Adjustments. In the event that the Committee shall determine that any
(i) subdivision or consolidation of Shares, (ii) dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), (iii) recapitalization or other capital adjustment of the Company or (iv) merger, consolidation or other reorganization of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, adjust any or all of (x) the number and type of Shares which thereafter may be made the subject of Options,
(y) the number and type of Shares subject to outstanding Options, and (z) the grant, purchase, or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; provided, however, in each case, that (i) with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422 of the Code or any successor provision thereto; (ii) each such adjustment shall be made in such manner as not to constitute a cancellation and reissuance of a Non-Qualified Stock Option for purposes of Section 162(m) of the Code, or the regulations promulgated thereunder, to the extent that such reissuance would result in the grant of such Options in excess of the maximum permitted to be granted to any Participant in any fiscal year; and (iii) the number of Shares subject to any Option denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY

  Except as provided in Section 7, Options may be granted only to Key Employees and Consultants. In determining the Persons to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee shall take into account the nature of the Person's duties, such Person's present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. An Independent Director will not be eligible to receive an Option except as specifically provided in Section 7. A Key Employee or Consultant who has been granted an Option or Options under the Plan may be granted an additional Option or Options, subject to such limitations as may be imposed by the Code on the grant of Incentive Stock Options.

SECTION 6. OPTION

  The Committee is hereby authorized to grant Options to Participants upon the following terms and the conditions (except to the extent otherwise provided in Section 7) and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

    (a) Exercise Price. The purchase price per Share purchasable under Options shall not be less than 100% of the Fair Market Value of a Share on the date of grant; provided that the purchase price per Share purchasable under Incentive Stock Options granted to Ten Percent Stockholders shall be not less than 110% of the Fair Market Value of a Share on the date of grant.

    (b) Option Term. The term of each Non-Qualified Stock Option shall be fixed by the Committee but generally shall not exceed 10 years from the date of grant. The term of each Incentive Stock Option shall in no event be more than 10 years from the date of grant, or in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 5 years from the date of grant.

    (c) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the option price with respect thereto may be made or deemed to have been made (including, without limitation, (i) cash, Shares, outstanding Options or other consideration, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant option price and (ii) a broker-assisted cashless exercise program established by the Committee), provided in each case that such methods avoid "short-swing" profits to the Participant under Section 16(b) of the Securities Exchange Act of 1934, as amended. The payment of the exercise price of an Option may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee.

    (d) Early Termination. The unexercised portion of any Option granted to a Key Employee under the Plan will generally be terminated (i) thirty (30) days after the date on which the Key Employee's employment is terminated for any reason other than (A) Cause (as defined below), (B) retirement or mental or physical disability, or (C) death; (ii) immediately upon the termination of the Key Employee's employment for Cause; (iii) three months after the date on which the Key Employee's employment is terminated by reason of retirement or mental or physical disability; or (iv)(A) 12 months after the date on which the Key Employee's employment is terminated by reason of the death of the Key Employee, or (B) three months after the date on which the Key Employee shall die if such death shall occur during the three-month period following the termination of the Key Employee's employment by reason of retirement or mental or physical disability. The term "Cause," as used herein, shall mean (w) the Key Employee's willful misconduct or fraud in the performance of his duties under such Key Employee's employment arrangement with the Company, (x) the continued failure or refusal of the Key Employee (following written notice thereof) to carry out any reasonable request of the Board for the provision of services under such Key Employee's employment arrangement with the Company,
  (y) the material breach by the Key Employee of his employment arrangement with the Company or (z) the entering of a plea of guilty or nolo contendere
                                                              ---- ----------
  to or the conviction of the Key Employee for a felony or any other criminal act involving moral turpitude, dishonesty, theft or unethical business conduct. For purposes of this paragraph (d), no act shall be considered willful unless done or omitted to be done not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

    (e) Incentive Stock Options. All terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
  Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

    (f) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or such minimal cash consideration as may be required by applicable law.

    (g) Limits on Transfer of Options. Subject to Code Section 422, no Option and no right under any such Option, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Option upon the death of the Participant. Each Option, and each right under any such Option, shall be exercisable during the Participant's lifetime, only by the Participant or, if permissible under applicable law with respect to any Option that is not an Incentive Stock Option, by the Participant's guardian or legal representative. No Option and no right under any such Option, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

    (h) Term of Options. Except as set forth in Section 6(b) and Section 7, the term of each Option shall be for such period as may be determined by the Committee.

    (i) Share Certificates. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7. OPTIONS AWARDED TO INDEPENDENT DIRECTORS

  Each Independent Director who is a member of the Board on December 31 of a year during the term of the Plan from the date of the initial adoption of the Plan through December 31, 1995 shall automatically be granted a Non-Qualified Stock Option to purchase 1,500 Shares on January 1 of the following year. Each Independent Director who is a member of the Board on December 31 of a year during the term of the Plan beginning in calendar year 1996 shall automatically be granted a Non-Qualified Stock Option to purchase 2,500 Shares on January 1 of the following year. All Options granted pursuant to this
Section 7 shall (a) be at an exercise price per Share equal to 100% of the Fair Market Value of a Share on the date of the grant; (b) have a term of 10 years; (c) terminate (i) upon termination of an Independent Director's service as a director of the Company for any reason other than mental or physical disability or death, (ii) three months after the date the Independent Director ceases to serve as a director of the Company due to physical or mental disability or (iii)(A) 12 months after the date the Independent Director ceases to serve as a director due to the death of the Independent Director or
(B) three months after the death of the Independent Director if such death shall occur during the three month period following the date the Independent Director ceased to serve as a director of the Company due to physical or mental disability; and (d) be otherwise on the same terms and conditions as all other Options granted pursuant to the Plan.

SECTION 8. AMENDMENT AND TERMINATION

  Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the Plan:

  (a) Amendments to the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval would be required under Section 162(m) of the Code, Section 422 of the Code, Rule 16b-3 or any other law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Company is subject. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of such Option, alter or impair any rights or obligations under any Option theretofore granted.

  (b) Adjustments of Options Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Options as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Options granted under the Plan as so adjusted.

  (c) Adjustments of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

  (d) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9. ELECTION TO HAVE SHARES WITHHELD

  (a) In combination with or in substitution for cash withholding or any other legal method of satisfying federal and state withholding tax liability, a Participant may elect to have Shares withheld by the Company in order to satisfy federal and state withholding tax liability (a "share withholding election"), provided, (i) the Committee shall not have revoked its advance approval of the holder's share withholding election; and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined (the "Tax Date"). If a Participant elects within thirty (30) days of the date of exercise to be subject to withholding tax on the exercise date pursuant to the provisions of Section 83(b) of the Code, then the share withholding election may be made during such thirty (30) day period. Notwithstanding the foregoing, a holder whose transactions in Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, may make a share withholding election only if the following additional conditions are met: (i) the share withholding election is made no sooner than six (6) months after the date of grant of the Option, except, however, such six (6) month condition shall not apply if the Participant's death or disability (as shall be determined by the Committee) occurs within such six (6) month period; and (ii) the share withholding election is made (x) at least six (6) months prior to the Tax Date, or (y) during the period beginning on the third business day following the date of release of the Company's quarterly or annual financial results and ending on the twelfth business day following such date.

  (b) A share withholding election shall be deemed made when written notice of such election, signed by the Participant, has been hand delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Delivery of said notice shall constitute an irrevocable election to have Shares withheld.

  (c) If a Participant has made a share withholding election pursuant to this
Section 9; and (i) within thirty (30) days of the date of exercise of the Option, the Participant elects pursuant to the provisions of Section 83(b) of the Code to be subject to withholding tax on the date of exercise of the Option, then such Participant will be unconditionally obligated to immediately tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee), equal to the amount of tax required to be withheld plus cash for any fractional amount, together with written notice to the Company informing the Company of the Participant's election pursuant to Section 83(b) of the Code; or (ii) if the Participant has not made an election pursuant to the provisions of Section 83(b) of the Code, then on the Tax Date, such Participant will be unconditionally obligated to tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee), equal to the amount of tax required to be withheld plus cash for any fractional amount.

SECTION 10. INVESTING LIMITATION ON INCENTIVE STOCK OPTIONS

  The Fair Market Value of Shares subject to Incentive Stock Options (determined as of the date such Incentive Stock Options are granted) exercisable for the first time by any individual during any calendar year shall in no event exceed $100,000.

SECTION 11. GENERAL PROVISIONS

  (a) No Rights to Awards. No Key Employee or Consultant shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Key Employees or Consultants or holders or beneficiaries of Options under the Plan. The terms and conditions of Options need not be the same with respect to each recipient.

  (b) No Limit on Other Plans. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

  (c) No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

  (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

  (e) Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be deemed void, stricken and the remainder of the Plan and any such Option shall remain in full force and effect.

  (f) No Trust or Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

  (g) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

  (h) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

SECTION 12. EFFECTIVE DATE OF THE PLAN

  The Plan is effective as of May 13, 1994

SECTION 13. TERM OF THE PLAN

  The Plan shall continue until the earlier of (i) the date on which all Options issuable hereunder have been issued, (ii) the termination of the Plan by the Board or (iii) May 12, 2004. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Option or to waive any conditions or rights under any such Option, and the authority of the Board to amend the Plan, shall extend beyond such date.

PROXY                                                               COMMON STOCK
                     SAFETY COMPONENTS INTERNATIONAL, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE CORPORATION FOR ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 25, 1996
 The undersigned hereby constitutes and appoints Robert A. Zummo and W. Hardy Myers, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Safety Components International, Inc. (the "Corporation"), to be held at 10:00 o'clock A.M., local time at The Hotel Inter-Continental, 111 East 48th Street, New
York, New York, on September 25, 1996, and at any adjournments thereof, on all matters coming before said meeting.
1. TO ELECT ONE CLASS I DIRECTOR.
 Nominee: Joseph J. DioGuardi (Mark only one of the following boxes.)
 [_] VOTE FOR the nominee listed above: [_] VOTE WITHHELD from such nominee.

 ----------------------------------------------------
2. To approve the Corporation's 1994 Stock
   Option Plan (the "Plan"), as amended to
   (i) increase the number of shares of
   the Corporation's Common Stock subject
   to the Plan from 400,000 shares in the
   aggregate to 550,000 shares in the
   aggregate and (ii) increase the size of
   the annual formula grant to non-
   employee directors under the Plan from
   an option to purchase 1,500 shares of
   the Corporation's Common Stock to an
   option to purchase 2,500 shares of the
   Corporation's Common Stock:
                                     [_] VOTE FOR  [_] VOTE AGAINST  [_] ABSTAIN

3. At their discretion, upon any other
   business which may properly come before
   the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL VOTE
(I) FOR THE ELECTION AS CLASS I DIRECTOR OF THE NOMINEE OF THE BOARD OF DIRECTORS, AND (II) FOR APPROVAL OF THE 1994 STOCK OPTION PLAN, AS AMENDED.

 The undersigned acknowledges receipt of the accompanying Proxy Statement dated August 23, 1996.

                                                  Date: _________________, 1996

                                                  -----------------------------
                                                  -----------------------------
                                                   Signature of Stockholder(s)

                                                  (When signing as attorney,
                                                  trustee, executor,
                                                  administrator, guardian,
                                                  corporate officer, etc.,
                                                  please give full title. If
                                                  more than one trustee, all
                                                  should sign. Joint owners
                                                  must each sign.)

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ABOVE.

I plan [_]  I do not plan [_]
to attend the 1996 Annual Meeting of Stockholders.